EXHIBIT 99.3
Unaudited Pro Forma Financial Statements for EBC and Coconut Palm
Consolidated Balance Sheet as of December 31, 2006
($ in thousands)

			Arkansas Media			Pro Forma Equity
	Coconut Palm		Settlement			Media Holdings
	Historical	EBC Historical	Agreement	Other adjustments		Corp. Consolidated
	Historical	Historical
Current Assets:
Cash and cash equivalents	$117	$1,631	$—	$65,187	A
			—	(10,900)	B
			(3,200)	—	C
			(1,300)	—	D
			(497)	—	E
			(63)	—	F
			—	(25,000)	H
			—	(1,500)	L	$24,475
Certificate of deposit	—	108	—	—		108
Trade accounts receivable, net	—	3,894	—	—		3,894
Program broadcast rights	—	5,105	—	—		5,105
Assets held for sale	—	12,352	—	(8,453)	M	3,899
Prepaid expenses	17	—	—	—		17
Other current assets	—	811	—	—		811

Total current assets	134	23,901	(5,060)	19,334		38,309

Property, plant and equipment:
Land and improvements	—	2,200	47	—	F
				9	M	2,256

Buildings	—	2,348	221	—	F
				6	M	2,575

Broadcast equipment	—	23,354	75	—	D
				764	M	24,193
Furniture and fixtures	—	3,338	—	48	M	3,386
Other equipment	—	233	—	84	M	317
Construction in process	—	204	—	—		204

Total property plant and equipment	—	31,677	343	911		32,932
Less accumulated depreciation	—	(12,162)	—	(343)	M	(12,505)

Total property, plant and equipment, net	—	19,515	343	568		20,427

Investments held in Trust Fund	65,187	—	—	(65,187)	A	—
Intangible assets, net of amortization	—	65,005	1,225	—	D
				7,885	M	74,115

Other long term assets	2,154	6,031	—	(2,154)	N	6,031

Total assets	$67,475	$114,452	$(3,492)	$(39,554)		$138,881

($ in thousands)

			Arkansas Media			Pro Forma Equity
	Coconut Palm		Settlement			Media Holdings
	Historical	EBC Historical	Agreement	Other adjustments		Corp. Consolidated
	Historical	Historical
Current liabilities:
Lines of credit	$—	$—	$—	$—		$—
Accounts payable, trade and other	1,562	1,981	—	—		3,543
Accrued expenses and other liabilities	382	1,456	—	—		1,838
Deposits held for sale of broadcast licenses	—	219	—	—		219
Deferred revenue	—	212	—	—		212
Current portion of program broadcast obligations	—	1,126	—	—		1,126
Current portion of deferred barter revenue	—	3,904	—	—		3,904
Current portion of notes payable	—	3,935	—	—		3,935
Current portion of capital lease obligations	—	35	—	—		35
Income tax payable	86	—	—	—		86
Other current liabilities	29	—	—	—		29

Total current liabilities	2,059	12,867	—	—		14,926

Note payable, net of current	—	53,966	205	—	F
				15,000	H	69,171
Deferred barter revenue, net of current	—	2,889	—	—		2,889
Program broadcast obligations, net of current	—	1,021	—	—		1,021
Due to affiliates	—	1,390	(497)	—	E	893
Security and other deposits	—	1,025	—	—		1,025
Capital lease obligations, net of current	—	26	—	—		26
Common stock subject to possible conversion	12,518	—	—	(12,518)	K	—
Interest attributable to common stock, subject to possible conversion	513	—	—	(513)	K	—

Total liabilities	15,090	73,184	(292)	1,969		89,951

Preferred Stock	—	—	—	8,265	J	8,265
Stockholders’ equity
Equity Media Preferred Stock	—	—	—	—	J	—
EBC Preferred Stock	—	40	—	(40)	H	—
Common stock	1	167	6	—	C
				(173)	I
			—	3	I
			—	—	B	4
Additional paid-in capital	51,114	108,378	—
			—	(10,900)	B
			4,794	—	C
			—	(29,897)	H
				(9,667)	G
			—	170	I
				1,263	J
				12,518	K	127,773
Accumulated retained earnings (deficit)	—	(57,650)	—
			(3,200)	—	C
			(4,800)	—	C	—
			—	(10,063)	H
			—	(9,528)	J
				513	K
			—	(1,500)	L
			—	(2,154)	N
			—	1,270	O	(87,112)
Retained earnings accumulated during development stage	1,270	—	—	(1,270)	O	—
Treasury stock, at cost	—	(9,667)	—	9,667	G	—

Total stockholders’ equity	52,385	41,268	(3,200)	(49,788)		40,665

Total liabilities and stockholders’ equity	$67,475	$114,452	$(3,492)	$(39,554)		$138,881

Unaudited Pro Forma Financial Statements for EBC and Coconut Palm
Consolidated Statement of Operations for the year ended December 31, 2006
($ in thousands, except per share data)

	Coconut				Pro
	Palm	EBC	Pro Forma		Forma
	Historical	Historical	Adjustments		Consolidated
Broadcast revenue	$—	$30,395	$—		$30,395

Operating expenses			—
Program, production and promotion	—	(5,719)	—		(5,719)
Selling, general and administrative	(521)	(36,277)	(892)	P	(37,691)
Depreciation and amortization	—	(3,283)	(68)	Q	(3,351)

Operating loss	(521)	(14,884)	(961)		(16,366)

Other income (expense)			—
Interest expense	—	(7,592)	14	R
			(1,050)	S	(8,628)

Losses from affiliates and joint ventures	—	(815)	—		(815)
Interest income	2,082	214	(1,391)	T	905
Other income, net	—	1,073	—		1,073
Gain on sale of assets	—	18,775	—		18,775

Income (loss) before income taxes	1,561	(3,229)	(3,387)		(5,055)
Income tax expense	(113)	—	101	T	(12)

Net income (loss)	$1,448	$(3,229)	$(3,287)		$(5,068)

Net income (loss) per share
Basic	$0.10	$(0.22)			$(0.13)
Diluted	$0.09	$(0.22)			$(0.13)

Weighted average number of shares
Basic	14,000,000	14,451,588			38,854,400
Diluted	15,821,363	14,451,588			38,854,400

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
1.	Basis of Presentation
     On March 30, 2007, Coconut Palm merged into EBC in a transaction accounted for as a recapitalization of EBC pursuant to an agreement dated April 7, 2006, as amended. For accounting purposes, EBC is treated as the continuing reporting entity. Because the former owners of EBC end up with control of Coconut Palm, the transaction would normally be considered a purchase by EBC. However, since Coconut Palm is not a business, the transaction is not a business combination. Instead, the transaction is accounted for as a recapitalization of EBC and the issuance of stock by EBC (represented by the outstanding shares of Coconut Palm) for the assets and liabilities of Coconut Palm. The value of the net assets of Coconut Palm is the same as their historical book value. The costs of the transaction incurred by EBC will be charged directly to equity, those incurred by Coconut Palm were expensed prior to consummation of the transaction. The financial statements in the filings of Coconut Palm become those of EBC. In addition, Coconut Palm changed its name to Equity Media Holdings Corporation. However, the financial statements are still those of “EBC.”
     The following information should be read in conjunction with the pro forma consolidated financial statements:
•	Accompanying notes to the unaudited pro forma consolidated financial statements.

•	Separate historical financial statements of EBC for the year ended December 31, 2006 are included elsewhere in this document.

•	Separate historical financial statements of Coconut Palm for the year ended December 31, 2006 were filed with the Securities and Exchange Commission on Form 10K on April 2, 2007.
     The unaudited pro forma consolidated financial statements are presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma consolidated financial statements do not purport to project the future financial position or operating results of the consolidated company.
2.	Pro Forma Adjustments
     There were no inter-company balances and transactions between Coconut Palm and EBC as of the dates and for the periods of these pro forma consolidated financial statements.
     The pro forma consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had Coconut Palm and EBC filed consolidated income tax returns during the periods presented. The pro forma adjustments included in the unaudited pro forma consolidated financial statements are described as follows:
     A. The release of $65.0 million of funds held in trust by Coconut Palm to a Coconut Palm operating cash account.
     B. The payment of $10.9 million to Coconut Palm stockholders electing to exercise conversion rights as consideration for their shares. (Does not include payments the consolidated company may need to make to shareholders of EBC who exercise their dissenters’ rights).
     C. In connection with the Arkansas Media Settlement Agreement signed on April 7, 2006, the management agreement dated June 1, 1998 between Arkansas Media and EBC was terminated in exchange for a cash payment of $3.2 million to Arkansas Media which was charged to the accumulated deficit on the balance sheet, and 640,000 newly issued shares of EBC’s Class A common stock (valued at $4,800,000). When the Company files its Form 10Q for the first quarter of 2007 an expense of $8,000,000 will be reflected as a line item prior to the loss to common stockholders in the statement of operations. This item is not included in accompanying pro forma consolidated statement of operations.
     D. In connection with the Arkansas Media Settlement Agreement signed on April 7, 2006, EBC acquired one low-power broadcast station in Oklahoma City, Oklahoma and two low-power broadcast stations in Little Rock, Arkansas, for a combined purchase price of $1.3 million cash of which approximately $1.2 million is allocated to broadcast licenses (an indefinite-lived intangible asset) and $75,000 to broadcast equipment.
     E. In connection with the Arkansas Media Settlement Agreement, EBC retired the note payable to Actron, Inc. with a cash payment of $533,000 (principal of $411,009.47 plus accrued interest at 7% since January 1, 2003, through March 30, 2007). As of January 1, 2006, the amount due Actron, including interest, was $497,000. This obligation relates to EBC’s purchase of Central Arkansas Payroll Company in 2003.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)
     F. In connection with the Arkansas Media Settlement Agreement, EBC acquired an office building and land in Fort Smith, Arkansas from Arkansas Media. EBC uses the building as its local sales office and, prior to the settlement, leased the building from Arkansas Media. The purchase price of $268,000 consists of a cash payment of $63,000 and EBC’s assumption of a note payable to a local bank in the amount of $205,000, secured by the related property. The purchase price was allocated to the land and building acquired, or $47,000 and $221,000, respectively, based on their estimated respective fair market values.
     G. The retirement of 2,245,744 shares of EBC stock held in treasury with a historical cost of approximately $9.6 million.
     H. Consideration of $40.0 million paid to EBC’s preferred shareholders in the form of (i) $25.0 million in cash, and (ii) a $15.0 million promissory note to Univision secured by two television stations. The existing EBC Series A preferred stock and related additional paid in capital is redeemed. Under the constructive retirement method, amounts paid out to retire preferred stock are first applied against the par value ($39,916), then against any additional paid in capital (approximately $29.9 million) and any excess paid out for retirement (approximately $10.1 million in this instance) is charged to retained earnings (or accumulated deficit in this instance). The EBC Series A Preferred stock provided for an annual 7% cumulative dividend (see Note I and J).
     I. The issuance of 26,763,311 shares of EMHC common stock (par value of $0.0001 per share), including 26,448,344 shares issued in exchange for 100% of the outstanding common stock of EBC, both Class A common and Class B common, and 314,967 shares issued as payment of the accrued dividend on EBC’s Series A Preferred stock held by Sycamore (see H above). The unpaid dividend at March 30, 2007, was $1.6 million ($1.3 million at January 1, 2006), which was paid by the issuance of one share of EMHC common stock to Sycamore per each $5.13 of accrued dividends payable to Sycamore (or 314,967 shares). When the Company files its Form 10Q for the first quarter of 2007 a preferred dividend of will be reflected as a line item prior to the line item labeled "loss to common stockholders" in the statement of operations. This item is not included in accompanying pro forma consolidated statement of operations.
     J. The issuance of 2,050,519 shares of EMHC Series A Preferred stock (par value of $0.0001 per share) that accrue cumulative annual dividends at 7% to Univision. The shares can be redeemed for cash at the option of the Company or by the election of a majority of the preferred shareholders after the five-year anniversary of the issue date. (See H above.) The unpaid dividend at March 30, 2007, was $10.5 million ($8.3 million at January 1, 2006), which was paid by the issuance of one share of EMHC Series A Convertible Non-Voting Preferred stock to Univision per each $5.13 of accrued dividends payable to Univision (or 2,050,519 shares). When the Company files its Form 10Q for the first quarter of 2007 a preferred dividend of will be reflected as a line item prior to the line item labeled "loss to common stockholders" in the statement of operations. This item is not included in accompanying pro forma consolidated statement of operations.
     K. The reclassification of approximately $12.5 million of EMHC common stock subject to possible conversion together with $513,000 of interest attributable to common stock subject to possible conversion, both from liabilities to stockholders’ equity as follows: first to common stock for the respective par value, second the $513,000 of interest to the accumulated deficit and the remaining approximately $12.5 to additional paid-in capital.
     L. Transaction success fees in the amount of $1.5 million to be paid from cash to Morgan Joseph and Jones-Sagansky Broadcast Group and charged to the accumulated deficit.
     M. The reclassification of two television stations, and related equipment, from Assets Held for Sale to Intangible Assets (Broadcast License) and Equipment, as applicable. The stations were to be transferred to Univision as partial consideration for the EBC Series A preferred stock held by Univision. However, and as provided for in the merger agreement, the Company issued a promissory note to Univision for the agreed upon fair value of these stations, or $15.0 million (see Note H).
     N. The expensing of Coconut Palm’s transaction costs in the amount of approximately $2.2 million.
     O. The reclassification of Coconut Palm’s retained earnings accumulated during development stage to accumulated retained earnings (deficit).

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NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)
     P. An adjustment to formalize various management fee arrangements as follows: Annual management fee of $1.5 million paid to Royal Palm, an affiliate, for ongoing management advisory services performed following the merger, and approved by the shareholders of Coconut Palm. Employment agreements between the Company and Larry Morton and Gregory Fess, who were being compensated by Arkansas Media previous to the merger. The agreements with Mr. Morton and Mr. Fess include annual compensation of $520,000 and $315,000, respectively. Consulting agreement entered into with Max Hooper to render advisory services to the Company for an annual fee of $250,000. Pursuant to cancellation of the management agreement between Arkansas Media and EBC, elimination of local marketing agreement fees paid to Arkansas Media of $96,000 for fiscal year 2006 and elimination of management fees paid to Arkansas Media for $1,597,000 for fiscal year 2006.
     R. Adjustments for depreciation expense of $11,000 in fiscal year 2006 attributable to the broadcast equipment acquired in conjunction with the three low power stations, $5,000 in fiscal year 2006 attributable to the Fort Smith facility all acquired by EBC per the Arkansas Media Settlement Agreement, and recognition of depreciation expense, $52,000, on assets previously held for sale for the seven month period beginning June 1, 2006
     Q. In connection with the Arkansas Media Settlement Agreement, a reduction in interest expense of $29,000 in fiscal year 2006 related to the Actron note, and recognition of interest expense of $15,000 in fiscal year 2006 on the Fort Smith property acquisition note.
     S. In connection with the $15 million promissory note payable to Univision issued as partial payment for the retirement of the EBC Series A Preferred stock held by Univision, interest expense of approximately $1.1 million calculated at 7% per year.
     T. An adjustment to eliminate interest income earned on the Coconut Palm funds held in escrow which were partially disbursed in connection with the merger transaction. The adjustment reflects a reduction in interest income of $1,391,000 for fiscal year 2006 and a related income tax reduction of $101,000.
3.	One-Time Management Incentive Plan
     Immediately following the merger transaction the Company established a one-time management cash incentive plan of up to a maximum of $8.5 million, intended to be funded solely by proceeds received by the anticipated exercise of outstanding common stock warrants, which, assuming all outstanding warrants are exercised, could generate proceeds of up to $115 million. The common stock warrants are exercisable at a price of $5.00 per share effective after the merger transaction and must be exercised prior to September, 2009.
4.	Fair Value Analysis of Option Exchange
     EBC has adopted SFAS 123(R) for the fiscal period beginning January 1, 2006. As a private company, EBC has historically used a minimum value method with a 0% volatility assumption in its Black Scholes Fair Value calculation.
     Upon consummation of the merger, the exchange of EBC options with the options to purchase shares of Coconut Palm is a modification for accounting purposes under SFAS 123(R). Based on a calculation of both the fair value of the original EBC options and the fair value of the modified options no incremental value was added due to the merger. Accordingly, there will be no expense charged to the consolidated financial statements.

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